UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

Liquidity Services Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6931 Arlington Road Suite 200
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 4676868

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Amended and Restated Executive Employment Agreements

On January 18, 2023, Liquidity Services, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (each, an “Employment Agreement”) with each of the following executive officers of the Company: William P. Angrick, III, Chairman and Chief Executive Officer; Jorge A. Celaya, Executive Vice President and Chief Financial Officer; John P. Daunt, Executive Vice President and Chief Commercial Officer; Novelette Murray, Chief Human Resources Officer; Mark A. Shaffer, Chief Legal Officer and Corporate Secretary; and Steven J. Weiskircher, SVP and Chief Technology Officer. The new Employment Agreements were the result of a periodic review by the Compensation Committee of the Company’s executive employment and severance practices and benchmarking of those practices against market and peer practices to ensure competitiveness of the Company in attracting and retaining executive talent. Further, the changes ensure that the Company’s employment and severance arrangements with its similarly situated executives are consistent, which had not been the case under the Company’s prior arrangements with its executive officers. The Employment Agreement amends and restates, and replaces and supersedes, the prior employment agreements between the Company and each of the foregoing executive officers in all respects, each of which was attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission on December 8, 2022.

Each Employment Agreement provides that the executive’s employment will continue until terminated by either party pursuant to the terms of the Employment Agreement. The Employment Agreement also provides for an annual base salary for the executive ($435,000 for Mr. Angrick, $404,175 for Mr. Celaya, $383,959 for Mr. Daunt, $379,990 for Mr. Weiskircher, $354,768 for Mr. Shaffer and $320,643 for Ms. Murray), which was approved by the Compensation Committee and which amounts may be increased but not decreased without the executive’s consent. The Employment Agreement also provides for an annual incentive bonus with a target of 50% (for Mr. Weiskircher, Mr. Shaffer and Ms. Murray), 80% (for Mr. Celaya and Mr. Daunt) or 150% (for Mr. Angrick) based upon the achievement of certain targets, deliverables or goals as set by our Chairman and Chief Executive Officer and approved by the Compensation Committee. In addition, each executive is eligible to receive an annual equity award as determined by the Compensation Committee.

If the executive’s employment is terminated due to the executive’s death, the executive’s estate will receive the executive’s base salary through the next full calendar month and all other accrued but unpaid amounts owed to the executive through his, her or their date of death. If the executive’s employment is terminated due to disability, the executive is entitled to an amount equal to 25% of the executive’s base salary for the fiscal year in which the termination takes place. The Employment Agreement further provides that if the executive’s employment with the Company is terminated by the Company other than for “cause,” (as defined in the Employment Agreement) disability or death, or the executive resigns for “good reason” (as defined in the Employment Agreement), the executive will be eligible to receive: (1) the executive’s base salary and all other accrued but unpaid amounts owed to the executive through the date of termination, (2) a lump-sum severance package equal to 12 months of the executive’s base salary, plus the amount of the executive’s annual target bonus opportunity for the fiscal year in which the termination occurs, and (3) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the executive’s monthly premium contribution in effect immediately prior to termination. The term “good reason” has the same meaning across all Executive Agreements except that, in the case of Mr. Celaya, “good reason” also includes a change in his reporting line to someone other than the Company’s Chief Executive Officer, consistent with his prior employment agreement with the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Entry into Change in Control Agreements

On January 13, 2023, the Company also entered into a Change in Control Agreement (each, a “CIC Agreement”) with each of Mr. Angrick, Mr. Celaya, Mr. Daunt, Mr. Weiskircher, Mr. Shaffer and Ms. Murray. The new CIC Agreements were also the result of the Compensation Committee’s periodic review of executive severance practices as described above, and standardized approach of the CIC Agreements ensures that the Company’s arrangements with its similarly situated executives upon a change in control are generally consistent, which consistency had not been the case prior to the changes.

The CIC Agreement entities each executive to receive certain benefits upon a change in control. For purposes of the CIC Agreement, the definition of a "change in control" is consistent with the exisiting definitions of "Corporate Transaction" as defined in the Company's Third Amended and Restated Long-Term Incentive Plan, as amended (the "Plan"), which Plan has been previously approved by shareholders of the Company. Specifically, a "change in control" means (1) the dissolution or liqudation of the surviving entity, (2) the sale of substanially all of the assets of the Company, or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all the classes of stock of the Company. The term "good reason" also has the meaning provided in the Equity Plan.

In order to receive the enhanced severance benefits provided under the CIC Agreement, the Company must experience a change in control and the executive must subsequently be terminated by the Company without “cause” or resign for “good reason” within twelve months of the change in control. This is known as a “double trigger” change in control arrangement and is consistent with the Plan and the Company’s prior executive employment agreements that contained a change in control provision. If the executive’s employment is terminated by the Company without cause or the executive resigns for good reason within one year following the change in control, the executive will be eligible to receive: (1) a lump sum payment equal to 1.5 times (or in the case of the CEO, 2 times) the sum of (a) the executive’s base salary and (b) the executive’s target bonus for the fiscal year in which the change in control took place; (2) a lump sum payment equal to the executive’s annual target bonus opportunity for the fiscal year in which the change in control took place, prorated based on the number of months worked; and (3) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under COBRA, less 12 months of the executive’s monthly premium contribution in effect immediately prior to termination.

The foregoing description of the CIC Agreement is qualified in its entirety by reference to the full text of the CIC Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Executive Employment Agreement
10.2	Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: January 20, 2023	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Chief Legal Officer and Corporate Secretary